EXHIBIT 23(ii)

Gerald Einhorn

1751 East Oakridge Drive

Salt Lake City, UT 84106

Telephone: (801) 575-8073, Ext. 102

Facsimile: (801) 575-8092

October 23, 2007

Riverside Manitoba Inc.

55 Braintree Crescent

Winnipeg, Manitoba R3J 1E1

Canada

Gentlemen,

The undersigned hereby consents to the use of his opinion of even date as an Exhibit to your Registration Statement to be filed with the United States Securities and Exchange Commission on Form SB-2.

/s/ Gerald Einhorn

Gerald Einhorn